EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3, of our report, dated April 26, 2013, relating to the balance sheets of Nautilus Neurosciences, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended.  We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Rothstein Kass

Roseland, New Jersey
July 9, 2014